Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sandy Harrison

Semtech Corporation

(805) 480-2004

webir@semtech.com

Semtech Announces Definitive Agreement to Acquire AptoVision

•	Adds Video over IP technology for the Pro AV market to Semtech’s established broadcast video portfolio

•	Over 30 employees to join Semtech in Montreal facility

•	Purchase price of approximately $28 million and contingent consideration of up to $47 million based on future financial goals

•	Deal expected to be neutral to Semtech’s FY2018 non-GAAP earnings and accretive to FY2019 non-GAAP earnings

CAMARILLO, Calif., June 29, 2017 — Semtech Corporation (Nasdaq: SMTC) a leading supplier of high performance analog, mixed-signal semiconductors and algorithms, today announced the signing of a definitive agreement to acquire AptoVision Technologies Inc., a privately-held provider of uncompressed, zero-frame latency, Video over IP solutions addressing the exciting Pro AV market. The acquisition is expected to add over 30 employees based in Montreal. AptoVision’s CEO, Kamran Ahmed, will join Semtech reporting to Gary Beauchamp, Executive Vice President and General Manager of Semtech’s Signal Integrity Products Group.

Under the terms of the purchase agreement, Semtech will acquire the outstanding equity interests of AptoVision for a cash purchase price of $28 million and additional contingent consideration of up to $47 million subject to achieving certain future financial goals. Semtech expects to fund the purchase price using its current cash assets.

High-definition (HD) and ultra-high-definition (UHD) video are proliferating in all aspects of today’s life from public places such as airports and rail stations to retail, sports venues, corporate, and academia. HD and UHD video offer an enhanced, immersive experience, and AptoVision’s BlueRiver™ technology addresses the need for flexible software defined AV that can be carried over low-cost IP networks without compression or latency which is critical to support these applications.

2	Semtech Announces Definitive Agreement to Acquire AptoVision

Software Defined Video over Ethernet (SDVoE™) is the only approach to Video over IP based on an interoperable ecosystem of Pro AV products and companies, and AptoVision’s BlueRiver™ technology is the underlying technology driving SDVoE applications and ecosystem. The technology is being quickly adopted into Pro AV applications, and several tier one companies are launching SDVoE-based products.

The unique combination of AptoVision’s advanced algorithms for real-time, full bandwidth video transmission over IP networks, and Semtech’s industry leading high-speed signal integrity and chip development expertise is expected to enable SDVoE to accelerate this natural progression in the evolution of video transport.

“Semtech is a leader in the SDI broadcast video market and with the acquisition of AptoVision’s pioneering BlueRiver technology for Video over IP, we are further expanding our opportunity into the fast growing Pro AV market and solidifying our commitment to the video industry,” stated Gary Beauchamp.

“AptoVision has enabled its customers to lead the transition of the Pro AV market away from matrix switching and into Video over IP,” said Kamran Ahmed. “Becoming part of Semtech, with its global infrastructure, will increase our ability to serve customers as they continue to reshape the Pro AV space.”

The acquisition, subject to customary closing conditions, is expected to close during the Company’s current fiscal quarter. Semtech does not expect the acquisition to have any material impact to the financial outlook for its second quarter of fiscal year 2018 that was provided on May 31, 2017. The Company expects the deal to be neutral to its fiscal year 2018 non-GAAP earnings and to be accretive to its fiscal year 2019 non-GAAP earnings.

About AptoVision

AptoVision provides advanced chipsets for AV signal distribution. The Company’s award-winning BlueRiver™ technology has forever changed the dynamics of the Pro AV industry by letting installers and OEMs replace proprietary AV matrix switches with off-the-shelf Ethernet networks that deliver dramatically better price/performance, flexibility and scalability. Enabling end-to-end systems for AV and KVM signal extension, IP-based switching, video wall, and multi-view applications, BlueRiver chipsets offer zero-frame latency, uncompressed 4K streaming over standard Ethernet and unique support for HDMI 2.0a and HDR. They also integrate high-fidelity video scaling, windowing and audio downmixing. For more information, visit http://www.aptovision.com/en.

3	Semtech Announces Definitive Agreement to Acquire AptoVision

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and algorithms for high-end consumer, enterprise computing, communications, and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the current expectations of Semtech Corporation and its subsidiaries (the “Company”), including, without limitation, statements regarding the Company’s expectation that the acquisition of AptoVision will be neutral to the Company’s fiscal year 2018 non-GAAP earnings and accretive to its fiscal year 2019 non-GAAP earnings, the expected benefits to the Company and AptoVision from the acquisition, and statements regarding the Company’s and AptoVision operations, industry, products, performance, and business initiatives. Statements containing words or phrases such as “will,” “expects,” “expected to,” “expanding opportunity into,” “designed to,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks associated with the closing conditions being satisfied; the integration of the acquired business and ability to realize expected synergies and benefits; the launch or commercialization of new products, applications, systems, or technologies, or the success of new business initiatives; the Company’s inability to retain key personnel; problems associated with the acquired business’ operations, systems or technologies; as well as the risk factors disclosed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2017 and the Company’s Quarterly Report on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved, or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.

4	Semtech Announces Definitive Agreement to Acquire AptoVision

Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

Non-GAAP Earnings

The Company’s expected non-GAAP earnings referred to above exclude the following items:

•	Share-based compensation

•	Amortization of purchased intangibles

•	Restructuring, transaction and other acquisition-related expenses

These non-GAAP earnings are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.

Semtech and the Semtech logo are registered marks of Semtech Corporation and other marks are the property of their respective owners.

SMTC-F

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